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                                                                     Exhibit 5.0

              [Letterhead of Elias, Matz, Tiernan & Herrick L.L.P.]







                                January 28, 2000

                                    VIA EDGAR

Board of Directors
Peoples Community Bancorp, Inc.
11 South Broadway
Lebanon, Ohio 45036

Gentlemen:

        We have acted as special counsel to Peoples Community Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 2,715,713 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with (i) the conversion of The People's Building, Loan and Savings Company (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion"), the merger of The Oakley Improved Building & Loan Company ("Oakley") with and into the Bank and (ii) the merger of Harvest Home Financial Corporation ("Harvest Home Financial") with and into the Company and Harvest Home Savings Bank ("Harvest Home Savings") with and into the Bank. In this regard, we have examined the Certificate of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Plan of Conversion of the Bank ("Plan of Conversion"), the Agreement and Plan of Merger between the Bank and Harvest Home Financial ("Harvest Home Merger Agreement"), the Agreement of Merger by and between the Bank and Oakley (the "Oakley Merger Agreement") and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion, the Oakley Merger Agreement and the Harvest Home Merger Agreement and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.


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Board of Directors
February 9, 2000

Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion of People's Savings and The Mergers with Oakley and Harvest Home Financial - Tax Aspects of The Conversion and the Mergers" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,

                                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.




                                     By: /s/ Kevin M. Houlihan
                                        ----------------------------------
                                        Kevin M. Houlihan, a Partner